Exhibit 10.1
INDEMNIFICATION AGREEMENT
          INDEMNIFICATION AGREEMENT (the “Agreement”) between each of the entities identified as the “Company” on the signature page of this Agreement (the “Company”), and [               ], a Representative (defined below) of the Company or an Affiliated Entity of the Company (the “Indemnitee”), dated as of [                         ], 2009.
          More than one entity is identified as the “Company” on the signature page of this Agreement. This document shall be deemed to be a separate and distinct agreement between Indemnitee and each such Company. The use of a single signature page is for convenience only.
RECITALS:
          The Indemnitee has agreed to serve as a Representative of the Company.
          The Company is incorporated under the laws of Nevada, and its Affiliated Entities may include entities formed or organized under various jurisdictions as companies, limited partnerships and limited liability companies. To ensure a common standard of indemnification by the Company and its Affiliated Entities, the Company and Indemnitee have elected to have the standards of indemnification promulgated under the Nevada Revised Statutes (the “NRS”) applicable to corporations incorporated under the laws of Nevada govern the provisions of this Agreement as set forth herein.
          Certain capitalized terms used in this Agreement are defined in Section 15.
          In recognition of the Indemnitee’s need for substantial protection against personal liability and to provide the Indemnitee with specific contractual assurance that indemnification, including the protection, if any, provided by the Constating Documents, will be available to the Indemnitee (regardless of, among other things, any amendment to the Constating Documents or merger, exchange or reorganization of the Company resulting in changes in the Constating Documents), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to the Indemnitee to the fullest extent permitted by Nevada law and as set forth in this Agreement, and, to the extent insurance is maintained, for the coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies
          NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:
          Section 1. Indemnification.
          In the event that the Indemnitee was or is made a party to, or is threatened to be made a party to, or otherwise becomes involved, as a party or otherwise (including, but not limited to, as a witness or as the subject of a subpoena or discovery notice), or is threatened with, any Proceeding whether arising while such Indemnitee is a Representative of the Company or any Affiliated Entity or afterwards, relating to or arising out of the business and affairs of, or activities undertaken in connection with, the Company, or by reason of the fact that the Indemnitee or a person of whom the Indemnitee is the legal representative is or was, at any time, a Representative of the Company or any Affiliated Entity or is or was serving at the request of the Company or any Affiliated Entity for another company, partnership, joint venture, limited liability company, trust or other enterprise, in any capacity (including service with respect to employee benefit plans), whether the basis of such Proceeding is alleged action in an official capacity as a Representative or in any other capacity while serving as a Representative, the Company shall indemnify Indemnitee and hold Indemnitee harmless against all claims, demands, liabilities, costs, expenses, damages, judgment, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated (“Claims”), that may accrue to or be incurred by the Indemnitee, or in which the Indemnitee may become involved, including, but not limited, to amounts paid in satisfaction of attorneys’ fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, settling, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to a Proceeding (“Expenses”) to the fullest extent a Nevada corporation has the power or obligation to indemnify a person in accordance with Section 78.7502 of the NRS as the same exists or may hereafter be amended (but only to the extent that such amendment permits a corporation to provide broader indemnification rights than a corporation was permitted to provide prior to such amendment), except to the extent that it shall have been determined by a final disposition that the Indemnitee breached his or her fiduciary duties and such Claims involved intentional misconduct, fraud or a knowing violation of the law by the Indemnitee and was material to the cause of action.
          Notwithstanding anything to the contrary in Section 78.7502 of the NRS, in connection with any Claim or Proceeding by or in the right of the Company, the Indemnitee shall be entitled to the same rights to indemnification as are available to the Indemnitee under this Agreement with respect to a Claim or Proceeding by any third party. For the avoidance of doubt, no indemnification under this Agreement in connection with any Claim or Proceeding, whether by or in the right of the Company or otherwise, shall require any determination by the courts of Nevada or any other court.
          The indemnification provided in this Agreement specifically includes indemnification with respect to the period from and after July 9, 2009, notwithstanding the date this Agreement is executed and delivered by the parties.
          Section 2. Notices of Claims.
          Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee shall, if a claim for indemnification in respect thereof is to be made against the Company, give written notice to the Company of the commencement of such Proceeding; provided, that the failure of the Indemnitee to give notice as provided herein shall not relieve the Company of its obligations under this Agreement, except to the extent that the Company is actually prejudiced by such failure to give notice. In the event that any such Proceeding is brought against the Indemnitee (other than a derivative suit in right of the Company), the Company will be entitled to participate in and to assume the defense thereof to the extent that the Company may wish, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of the Company’s election to assume the defense thereof, the Company will not be liable for expenses subsequently incurred by the Indemnitee in connection with the defense thereof. The Company will not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of a release from all liability in respect to such Claim. Any indemnification provided for in Section 1 shall be made within 10 business days after receipt by the Company of the written notice of Indemnitee.
          Section 3. Insurance.
          In the event that the Company maintains insurance to protect any director, officer or manager of the Company against any expense, liability or loss from wrongful acts, or to insure the Company’s indemnification obligations, such insurance shall cover the Indemnitee to at least the same extent as any director, officer or manager of the Company and the Company’s insurance shall be the primary insurance policy against any expense, liability or loss from wrongful acts, and to insure the Company’s indemnification obligations; in each case, notwithstanding that Indemnitee was designated as a Representative of the Company by affiliates of Harbinger Capital Partners, LLC (together with such affiliates, “Harbinger”) or the availability of other insurance maintained or arranged by Harbinger.
          Section 4. Advance of Expenses.
          Notwithstanding anything in the Constating Documents or this Agreement to the contrary, the right to indemnification conferred by this Agreement shall include the obligation of the Company to advance, if so requested by the Indemnitee (and within 10 business days of such request), Expenses incurred relating to a Claim involving the Indemnitee in advance of its final disposition or to recover under any directors’ and officers’ liability insurance policies maintained by the Company; provided, however, that, solely if the NRS requires, the payment of such Expenses incurred by Indemnitee in advance of the final disposition of any Proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by a final disposition that Indemnitee is not entitled to be indemnified for such expenses under this Agreement or otherwise, or to repay any amount advanced in excess of the amount of indemnity to which Indemnitee is entitled under this Agreement or otherwise.

          Section 5. Contribution.
          In the event that the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding, in such proportion as is deemed fair and reasonable, in light of all of the circumstances of such action, by a majority vote of the members of the then current Board of Directors (even though less than a quorum) or similar governing body of the Company, in each case acting in good faith, or, if the Indemnitee disagrees with the determination of such governing body, then by the courts of the State of Nevada or other court having jurisdiction over the parties to reflect (a) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such action; and/or (b) the relative fault of the Company (and its other Representatives) and the Indemnitee in connection with such event(s) and/or transaction(s). The Indemnitee’s right to contribution under this Section 5 shall be determined in accordance with, pursuant to and in the same manner as, the provisions in Section 1 and 2 relating to the Indemnitee’s right to indemnification under this Agreement.
          Section 6. Attorneys’ Fees.
          In the event that any action is instituted by the Indemnitee under this Agreement to enforce or interpret any of the terms hereof, the Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys’ fees, incurred by the Indemnitee with respect to such action, unless as a part of such action, a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all costs and expenses, including attorneys’ fees, incurred by the Indemnitee in defense of such action (including with respect to the Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of the Indemnitee’s material defenses to such action was made in bad faith or was frivolous.
          Section 7. Non-Exclusivity.
          The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Constating Documents or under applicable law, and nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee’s right to indemnification under any such other provision. To the extent applicable law or the Constating Documents as in effect on the date hereof, or at any time in the future, permit greater indemnification than as provided for in this Agreement, the parties hereto agree that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such law or provision of the Constating Documents, and this Agreement shall be deemed amended without any further action by the Company or the Indemnitee to grant such greater benefits. The Indemnitee may elect to have the Indemnitee’s rights hereunder interpreted on the basis of applicable law in effect at the time of execution of this Agreement, at the time of the occurrence of the event giving rise to a Claim or at the time indemnification is sought.
          Section 8. Burden of Proof; No Presumptions.
          (a) Burden of Proof. In connection with any determination by any person as to whether Indemnitee is entitled to be indemnified hereunder, the Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the Company), and thereafter the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.
          In any suit brought by Indemnitee to enforce a right to indemnification or to an advancement of Expenses hereunder, or brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that Indemnitee is not entitled to be indemnified, or to such advancement of Expenses, under this Agreement or otherwise, shall be on the Company.
          (b) No Presumptions. For purposes of this Agreement, the termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Company to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct or had any particular belief, nor an actual determination by the Company that Indemnitee has not met such standard of conduct or did not have such belief, shall be a defense to Indemnitee’s claim for indemnification or advancement of expenses under this Agreement or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. The scope of the Company’s indemnification of Indemnitee is that set forth in Section 1 of this Agreement, and nothing in this Section 8(b) shall be deemed to expand such scope.
          Section 9. Partial Indemnity.
          If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses, judgments, fines, penalties, amounts paid in settlement of a claim or any other amount but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all claims or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all expenses incurred in connection therewith.
          Section 10. Subrogation.
          In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
          Section 11. No Duplication of Payments.
          The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, the Constating Documents or otherwise) of the amounts otherwise indemnifiable hereunder.
          Section 12. Binding Effect.
          This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor (whether by purchase, merger, consolidation, reorganization, exchange or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. The Company shall require and cause any successor (whether by purchase, merger, consolidation, reorganization, exchange or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, but the absence of any such writing shall not be a defense to any claim for indemnity made hereunder. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a Representative of the Company or of any other enterprise at the Company’s request.
          Section 13. Severability.
          The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.
          Section 14. Amendment.
          Except as otherwise provided in Section 7 herein, this Agreement may not be changed, modified or amended except in writing signed by the parties hereto.

          Section 15. Certain Definitions.
          As used in this Agreement:
          “Affiliated Entity” means any entity identified as the “Company” on the signature page.
          The “Constating Documents” of the Company mean its articles or certificate of incorporation, articles or certification of association or formation, charter, by-laws, operating agreement, partnership agreement and/or other similar document or instrument governing its internal affairs.
          “Final Disposition” means a determination by final judicial decision from which there is no further right to appeal by a final disposition.
          “Proceeding” means any actual or threatened action, suit, proceeding, arbitration, alternate or dispute resolution mechanism, or any inquiry or investigation, whether civil, criminal, administrative or investigative.
          Indemnitee will be deemed to be a “Representative” of an entity for which he is serving as an officer, a director, a manager, managing member, general partner, or in any other executive, fiduciary or representative capacity, including as an “authorized signatory”, at the request of the entity.
          Section 16. Counterparts.
          This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          Section 17. Governing Law.
          This Agreement shall be governed by the laws of the State of Nevada without regard to the principles of conflicts of law thereof.
[Intentionally blank; signature page follows]

IN WITNESS WHEREOF, the Company and the Indemnitee have executed this Indemnification Agreement as of the day and year first above written.

INDEMNITEE:

COMPANY: ZAPATA CORPORATION, a Nevada corporation
By: *
Name:
Title:

COMPANY: ZAP.COM CORPORATION, a Nevada corporation
By: *
Name:
Title:

Schedule to Exhibit 10.1 — Form of Indemnification Agreement by and
Among Zapata Corporation, Zap.Com Corporation and the Directors and
Officers of Zapata Corporation and Zap.Com Corporation
The Indemnification Agreement filed as Exhibit 10.1 is substantially identical in all material respects to the indemnification agreements which have been entered into by Zapata Corporation and Zap.Com Corporation and the following directors and officers with the associated effective dates:

Indemnitee	Effective Date

Philip A. Falcone	September 25, 2009
Leonard DiSalvo	October 7, 2009
Lawrence M. Clark, Jr.	September 25, 2009
Corrine J. Glass	September 25, 2009
Peter A. Jenson	September 25, 2009
Keith Hladek	October 7, 2009